Exhibit 8.1

BEIJING BRUSSELS CENTURY CITY HONG KONG JAKARTA† LONDON LOS ANGELES	Times Square Tower 7 Times Square New York, New York 10036 TELEPHONE (212) 326-2000 FACSIMILE (212) 326-2061 www.omm.com	NEWPORT BEACH SAN FRANCISCO SHANGHAI SILICON VALLEY SINGAPORE TOKYO WASHINGTON, D.C.

July 30, 2013

Norwegian Cruise Line Holdings Ltd.

7665 Corporate Center Drive

Miami, FL 33125

Ladies and Gentlemen:

We have acted as United States tax counsel to Norwegian Cruise Line Holdings Ltd., a Bermuda exempted company (“NCL”), in connection with the preparation and filing by NCL with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-1 (such registration statement, as amended or supplemented, the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended, of the offer and sale of NCL’s ordinary shares as described therein, par value $.001 per share (the “ordinary shares”). All capitalized terms used herein have their respective meanings set forth in the Registration Statement unless otherwise stated.

In connection with this opinion, we have examined the Registration Statement, the prospectus and such other documents, records, and instruments as we have deemed necessary or appropriate as a basis for our opinion. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of NCL and have made such other and further investigations, as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have assumed that any documents will be executed by the parties in the forms provided to and reviewed by us. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the above documents and the statements and representations made by representatives of NCL without regard to any qualifications therein.

†	In association with Tumbuan & Partners

Norwegian Cruise Line Holdings, Ltd., Page 2

In rendering our opinion, we have considered the current provisions of the Internal Revenue Code of 1986, as amended, Treasury Department regulations promulgated thereunder, judicial authorities, interpretive rulings of the Internal Revenue Service (the “IRS”) and such other authorities as we have considered relevant, all of which are subject to change or differing interpretations, possibly on a retroactive basis. A change in the authorities upon which our opinion is based could affect our conclusions. There can be no assurance, moreover, that the opinion expressed herein will be accepted by the IRS or, if challenged, by a court. Moreover, a change in the authorities or the accuracy or completeness of any of the information, documents, statements, representations, covenants or assumptions on which our opinion is based could affect our conclusions.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, the discussion set forth in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations,” insofar as it expresses conclusions as to the application of United States federal income tax law, is our opinion as to the U.S. federal income tax consequences of the ownership and disposition of ordinary shares of NCL discussed therein.

We do not express any opinion herein concerning any law other than the federal tax law of the United States. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to our firm under the heading “Legal Matters” in the Registration Statement.

Respectfully submitted,

/s/ O’Melveny & Myers LLP